    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2001
                                                      REGISTRATION NO. 333-35826

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           AXYS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                               22-2969941
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)               Identification No.)

                                 180 KIMBALL WAY
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             WILLIAM J. NEWELL, ESQ.
                      SENIOR VICE PRESIDENT AND SECRETARY
                           AXYS PHARMACEUTICALS, INC.
                                 180 KIMBALL WAY
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                             Richard Capelouto, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

                           --------------------------
                                 --------------

        Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

        On April 28, 2000, Axys Pharmaceuticals, Inc. ("Axys") filed a registration statement on Form S-3 (No. 333-35826) (the "Registration Statement") that registered $50,000,000 in value of shares of its common stock for sale from time to time.

        Under an Agreement and Plan of Merger, dated as of June 12, 2001, among Axys, Applera Corporation ("Applera") and Angel Acquisition Sub, Inc., a wholly owned subsidiary of Applera, Angel Acquisition Sub, Inc. was merged with and into Axys, with Axys continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Applera, as of November 16, 2001. In the merger, each outstanding share of Axys common stock was converted into the right to receive 0.1355 share of Applera Corporation-Celera Genomics Group common stock. Following the merger, Axys no longer intends to offer shares of its common stock for sale under the Registration Statement.

        Consequently, in accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K and pursuant to this Post-Effective Amendment No. 2 to the Registration Statement, Axys hereby deregisters all of the shares of Axys' common stock registered pursuant to the Registration Statement remaining unsold as of the date hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 21, 2001.

                                             AXYS PHARMACEUTICALS, INC.

                                             By: /s/ Thomas P. Livingston
                                                 -------------------------------
                                                 Name:  Thomas P. Livingston
                                                 Title: Assistant Secretary



                                POWER OF ATTORNEY

        We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Thomas P. Livingston, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                          TITLE                            DATE

      /s/ Paul J. Hastings        President and Chief Executive         November 21, 2001
------------------------------    Officer (principal executive
        Paul J. Hastings          officer)


       /s/ David E. Riggs         Senior Vice President and             November 21, 2001
------------------------------    Chief Financial Officer
         David E. Riggs           (principal financial officer
                                  and principal accounting
                                  officer)


      /s/ William B. Sawch                   Director                   November 21, 2001
------------------------------
        William B. Sawch


      /s/ Dennis L. Winger                   Director                   November 21, 2001
------------------------------
        Dennis L. Winger